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                                                                     EXHIBIT 10g

                                KMART CORPORATION
                              AMENDED AND RESTATED
                              DIRECTORS STOCK PLAN
                              --------------------


1.  PURPOSE

      1.1 The Kmart Corporation Directors Stock Plan (the "Plan") is intended to increase the proprietary interest of nonemployee members of the Board of Directors (the "Board") of Kmart Corporation (the "Company") by providing further opportunity for ownership of the Company's common stock ("Stock"), and to increase their incentive to contribute to the success of the Company's business.

      1.2 The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), as such Rule may be amended from time to time ("Rule 16b-3") and shall be construed to so comply.


2.  ADMINISTRATION

      2.1 The Plan shall be administered by the Compensation and Incentives Committee (the "Committee") of the Board.

      2.2 The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.


3.  SHARES OF STOCK

      3.1 Shares Reserved. Shares of Stock which may be issued under the Plan may either be authorized and unissued shares or issued shares which have been reacquired by the Company, provided that the total amount of Stock which may be issued under the Plan shall not exceed 400,000 shares.

      3.2 Capital Adjustments. In the event of a change in the number or class of shares of Stock as a result of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or a similar corporate transaction, the maximum number or class of shares available under the Plan, and the number or class of shares of Stock to be delivered hereunder shall be proportionately adjusted to reflect any such change.


4.  STOCK IN LIEU OF CASH COMPENSATION

      4.1 Mandatory Portion. For each calendar year commencing with the calendar year beginning January 1, 1996, each member of the Board who is not an employee of the Company or any of its subsidiaries (an "Eligible Director") shall receive a whole number of shares of Stock equal in value to 50% of any cash compensation payable for services as an Eligible Director (including services as non-executive Chairman or Vice-Chairman of the Board) during each such calendar year in lieu of payment of such percentage of such cash compensation. Such shares shall be delivered to each such director, in substantially equal installments, on the last


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business day of each calendar quarter of each such calendar year (the "Normal
Stock Payment Date"), except to the extent that a Deferral Election (as defined in Section 4.3 hereof) shall be in effect with respect to such shares or that
Section 4.6 hereof applies.

      Each such share shall be valued at the closing price per share of Stock as reported on the Composite Transactions reporting system, or if not so reported, as reported by the New York Stock Exchange (the "Closing Price") on the last business day preceding each Normal Stock Payment Date (the "Share Value Price"). The value of fractional shares shall be paid to the director in cash.

      4.2 Elective Portion. In addition to the shares of stock received pursuant to Section 4.1 hereof, for each calendar year commencing with the calendar year beginning January 1, 1996, each Eligible Director may elect to receive a whole number of shares of Stock equal in value (based on the Share Value Price) to up to 50% of his or her cash compensation payable for services as an Eligible Director (including services as non-executive Chairman or Vice Chairman of the Board) during each such calendar year in lieu of payment of such percentage of such cash compensation. Such shares shall be delivered to each such director, in substantially equal installments, on the Normal Stock Payment Dates, except to the extent that a Deferral Election (as defined in Section 4.3 hereof) shall be in effect with respect to such shares or that Section 4.6 hereof applies.

      The value of fractional shares shall be paid to the director in cash.

      4.3 Deferral Election. Each Eligible Director may elect to defer the receipt (a "Deferral Election") of all or a portion of the shares of Stock otherwise deliverable on a Normal Stock Payment Date ("Deferred Shares").

      The director shall elect that Deferred Shares be distributed in a lump sum or in equal annual installments (not exceeding ten), with the lump sum or first installment to be distributed on the tenth day of the calendar year immediately following the year in which the director ceases to be a director of the Company; provided, however, that the foregoing shall be subject to Section 4.6 hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the director's Deferred Shares shall have been distributed.

      In the event the director should die before all of the director's Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made, to the estate of the director.

      4.4 Dividend Equivalents. Deferred Shares shall be credited with an amount equivalent to the dividends which would have been paid on an equal number of outstanding shares of Stock ("Dividend Equivalents"). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares which were otherwise deliverable as of a Normal Stock Payment Date, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Section 4.4, prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

      Dividend Equivalents so credited shall be converted into an additional whole number of Deferred Shares as of the payment date of the dividend (based on the Closing Price on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan. Dividend

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Equivalents resulting in fractional shares shall be held for the credit of the director until the next dividend payment date and shall be converted into Deferred Shares on such date. Any Dividend Equivalents not converted into Deferred Shares shall be paid in cash upon the final distribution of the director's Deferred Shares.

      4.5     Timing and Form of Elections.  Any election described in Sections
4.2 and 4.3 hereof:

              (a) shall be in the form of a document executed by the director and filed with the Secretary of the Company,

              (b) shall be made before the first day of the calendar year in which the applicable cash compensation is earned and shall become irrevocable on the last day prior to the beginning of such calendar year, and

              (c) shall continue until a director ceases to be a director of the Company or until he or she terminates or modifies such election by written notice, any such termination or modification to be effective, except as otherwise provided in the second paragraph of paragraph 4.2 hereof, as of the end of the calendar year in which such notice is given with respect to cash compensation otherwise payable in subsequent calendar years.

      4.6     Effect of Certain Events.  Notwithstanding an election pursuant to
Section 4.2 or Section 4.3 hereof:

              (a) If, as determined by the Board in its sole discretion, the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interest of the Company (i) all of such director's Deferred Shares shall be distributed immediately in the form of shares of Stock, (ii) all of such director's Dividend Equivalents not yet converted into Deferred Shares shall be distributed immediately in cash, and (ii) all of such director's cash compensation earned and not yet converted into shares of Stock or Deferred Shares under the terms of this Plan shall be distributed in the form of shares of Stock as soon as practicable after the next Normal Stock Payment Date.

              (b) Upon the occurrence of a Change in Control (as defined below), (i) all Deferred Shares to the extent credited prior to the Change in Control shall be distributed immediately in the form of shares of Stock or their cash equivalent value, and (ii) all Dividend Equivalents not yet converted into Deferred Shares and all cash compensation earned and not yet converted into shares of Stock or Deferred Shares under the terms of this Plan shall be distributed immediately in cash.

      A Change in Control shall have occurred if (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), or (ii) the stockholders of the Company

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approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

      The provisions of this Section 4.6 shall not apply to the extent inconsistent with the requirements of Rule 16b-3, as the same may be interpreted from time to time.


5.  RESTRICTED STOCK UNITS

      5.1 Awards. For each year beginning January 1, 1996, each Eligible Director who as of such date is not entitled to receive benefits under the Company's Directors Retirement Plan (the "Retirement Plan") for a period of ten years following retirement from the Board shall be credited with Restricted Stock Units ("Units") equal in value to 50% of the annual Board retainer fee then in effect for an Eligible Director. Such Units shall be credited to each such director, in substantially equal installments, on Normal Stock Payment Dates. Each Unit shall be valued at the Share Value Price.

      An Eligible Director shall be entitled to be credited with such Units (a) for ten years, (b) until the period during which the director is credited with such Units when combined with the period for which the director is entitled to receive benefits under the Retirement Plan is equal to ten years or (c) until the director's retirement from the Board, whichever first occurs.

      5.2 Committee Chairs. For each year beginning January 1, 1996 during which an Eligible Director serves as chair of a regular committee of the Board, such director shall be credited with Units equal in value to 10% of the annual Board retainer fee then in effect for an Eligible Director. Such Units shall be credited to each such director, in substantially equal installments, on the Normal Stock Payment Dates. Each Unit shall be valued at the Share Value Price.

      5.3 Distribution. Following the director's retirement from the Board, the value of the Units credited to the director shall be distributed to the director in shares of Stock pursuant to the election of the director.

      The director shall elect that distribution be in a lump sum or in equal annual installments (not exceeding ten), with the lump sum or first installment to be distributed on the tenth day of the calendar year immediately following the year in which the director ceases to be a director of the Company; provided, however, that the foregoing shall be subject to Section 5.6 hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the director's Units shall have been distributed.

      In the event the director should die before all of the director's Units have been distributed, the balance of the Units shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the director, or if no designation has been made, to the estate of the director.

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      5.4 Dividend Equivalents. Units shall be credited with Dividend
Equivalents. Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Units which were credited as of a Normal Stock Payment Date, or into which Dividend Equivalents were converted pursuant to the second paragraph of this Section 5.4, prior to the record date of the dividend. Units held pending distribution shall continue to be credited with any Dividend Equivalents.

      Dividend Equivalents so credited shall be converted into an additional whole number of Units as of the payment date of the dividend (based on the Closing Price on such payment date). Such Units shall thereafter be treated in the same manner as any other Units under the Plan. Dividend Equivalents resulting in fractional shares shall be held for the credit of the Eligible Director until the next dividend payment date and shall be converted into Units on such date. Any Dividend Equivalents not converted into Units shall be paid in cash upon the final distribution of the director's Units.

      5.5     Timing the Form of Elections.  The election described in Section
5.3 hereof:

              (a) shall be in the form of a document executed by the director and filed with the Secretary of the Company,

              (b) shall be made no later than 12 months prior to the director's retirement from the Board, and

              (c) shall become irrevocable 12 months prior to the director's retirement from the Board.

      If no election is made, the Units shall be distributed in a lump sum on the tenth day of the calendar year immediately following the year in which the director ceases to be a director of the Company.

      5.6     Effect of Certain Events.  Notwithstanding an election pursuant to
Section 5.3 hereof:

              (a) If, as determined by the Board in its sole discretion, the director (during or following his or her membership on the Board) engaged in any activity or association in competition with or adverse or detrimental to the interest of the Company (i) all of such director's Units credited under Section 5.1 hereof, as well as Dividend Equivalents and other Units resulting from such Units, shall be immediately forfeited and (ii) all of such director's Units credited under Section 5.2 hereof, as well as Dividend Equivalents and other Units resulting from such Units, shall be distributed immediately in the form of shares of Stock or cash.

              (b) Upon the occurrence of a Change in Control, (i) all Units to the extent credited prior to the Change in Control shall be distributed immediately in the form of shares of Stock or their cash equivalent value, and (ii) all Dividend Equivalents not yet converted into Units shall be distributed immediately in cash.



      The provisions of this Section 5.6 shall not apply to the extent inconsistent with the requirements of Rule 16b-3, as the same may be interpreted from time to time.

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       5.7 Financial or Medical Hardship. The Committee shall have the authority to alter the timing or manner of distribution of Deferred Shares and/or Restricted Stock Units in the event that the Eligible Director establishes, to the satisfaction of the Committee, severe financial or medical hardship. In such event, the Committee may, in its discretion:

               (a) Authorize the cessation of the deferral of Deferred Shares; and/or

               (b) Provide that all, or a portion, of the Deferred Shares distributable over a period of time shall instead be immediately distributed; and/or

               (c) Provide that all, or a portion, of the Restricted Stock Units shall be immediately distributed; and/or

               (d) Provide for such other distribution schedule as deemed appropriate by the Committee under the circumstances.

      However, the Deferred Shares/Restricted Stock Units distributed pursuant to this Section 5.7 shall not exceed that amount which the Committee determines to be reasonably necessary for the Eligible Director to meet the financial or medical hardship at the time of such payment. The severity of the financial or medical hardship shall be judged by the Committee. Severe financial or medical hardship shall be deemed to exist in the event of the Eligible Director's long and serious illness, impending bankruptcy or similar unforeseeable and extraordinary circumstances arising as a result of events beyond the control of the Eligible Director. The Committee's decision with respect to the severity of financial or medical hardship and the manner which the distribution of Deferred Shares and/or Restricted Stock Units to an Eligible Director is altered shall be final, conclusive and not subject to appeal.


6.  TERM OF PLAN

      6.1 The Plan, as amended by the Board as of January 1, 1996, is subject to approval by the stockholders of the Company at the Company's 1996 annual meeting of stockholders; provided, however, that if the Plan as so amended is approved by stockholders, any election described in Sections 4.2, 4.3 and 5.3 hereof which was made prior to such approval shall be deemed to be effective as of the date such election was made. In no event shall any delivery of shares of Stock be made to any director or other person under the Plan as so amended until such time as stockholder approval of the Plan as so amended is obtained.

      6.2 The Plan shall remain in effect until the earlier to occur of a Change in Control or December 31, 2011, unless sooner terminated by the Board; provided, however, that, except as provided in Sections 4.6(b) and 5.6(b) hereof, shares of Stock and Dividend Equivalents may be delivered after such date pursuant to an election made prior to such date.


7.  AMENDMENT; TERMINATION

      7.1 The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

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      7.2 Except as provided in Sections 4.6 and 5.6 hereof, in the event the
Plan is terminated, Deferred Shares, Units and Dividend Equivalents shall be distributed at such time and in such manner as the Board shall determine, no later than they would have been distributed pursuant to the election applicable thereto.


8.  MISCELLANEOUS

      8.1 The right of a director to Deferred Shares, Units and/or Dividend Equivalents shall be non-assignable and shall not be subject in any manner to the debts or other obligations of the director or any other person.

      8.2 The Company shall not be required to reserve or otherwise set aside funds to meet any obligations under this Plan.

      8.3 Nothing in this Plan shall be construed as conferring any right upon any director to continuance as a member of the Board.

      8.4 This Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Michigan.


9.  RABBI TRUST

       9.1 Establishment of a Rabbi Trust. As soon as practicable following December 16, 1997, the Company shall establish an irrevocable Rabbi Trust, governed by a Rabbi Trust Agreement (which shall be a grantor trust within the meaning of Code Sections 671-678) for the benefit of Eligible Directors and beneficiaries of Eligible Directors, as appropriate and applicable. The Rabbi Trust shall have an independent Trustee (such Trustee to have a fiduciary duty to carry out the terms and conditions of the Trust) as selected by the Company, and shall have restrictions as to the Company's ability to amend the Trust or to cancel benefits provided thereunder.

       Assets contained in the Rabbi Trust shall at all times be specifically subject to the claims of the Company's general creditors in the event of insolvency, which term shall be specifically defined within the provisions of the Rabbi Trust, along with a required procedure for notifying the Trustee of any such insolvency.

       All benefits hereunder, shall be paid first from the Rabbi Trust, to the extent assets exist in the Rabbi Trust and then, as necessary, by the Company from general assets.

       9.2 Funding of the Rabbi Trust. At the discretion of the Committee, the Company may contribute cash and/or cash equivalents to the Rabbi Trust, for the benefit of Eligible Directors and beneficiaries of Eligible Directors as the Committee deems appropriate. It is intended that the Rabbi Trust will be fully funded at all times to cover the accrued obligations of the Company under the Plan. Upon a Change in Control (as defined in Section 4.6 hereof), the Company shall be required to make an immediate contribution to the Rabbi Trust to cause all such accrued obligations to be fully or overfunded as of that date.

      The Committee reserves the right to invest the Trust assets in any investment deemed appropriate by the Committee.

Dated: December 16, 1991 (Amended as of March 28, 1995, January 1, 1996, August 20, 1996, December 16, 1997 and March 16, 1999)



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